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Exhibit 5.1

[SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]

June 18, 2004

Board of Directors
Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614

  Re:
  Edwards Lifesciences Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to: (i) debt securities of the Company (the "Debt Securities"), which may be unsecured senior debt securities, unsecured senior subordinated debt securities and/or unsecured subordinated debt securities; (ii) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of the Company, which may be represented by depositary shares ("Depositary Shares"); (iii) shares of the Company's common stock, par value $1.00 per share ("Common Stock"), together with the associated rights to purchase the Company's Series A Preferred Stock (the "Rights"); (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, in each case as may be designated by the Company at the time of an offering ("Warrants"); (v) stock purchase contracts ("Stock Purchase Contracts") and (vi) stock purchase units ("Stock Purchase Units"), in each case in amounts, at prices and on terms to be determined at the time of an offering.

        Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under one or more indentures (the "Indenture"), between the Company and a trustee (the "Trustee"), substantially in the form filed as an exhibit to the Registration Statement. The terms of the Rights are set forth in the Rights Agreement, dated as of March 31, 2000 (the "Rights Agreement"), between the Company and Equiserve Trust Company, N.A.

        In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

        Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1.     The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2.     Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions in conformity with the Certificate of Incorporation of the Company establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Certificate of Incorporation of the Company; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock.

          3.     The Depositary Shares covered by the Registration Statement will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a deposit agreement relating to such Depositary Shares (a "Deposit Agreement") shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary and shall constitute a valid, binding and enforceable agreement of the Company and the preferred stock depositary; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation of the Company establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Certificate of Incorporation of the Company; (vi) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement.

          4.     The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation of the Company authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of the Common Stock.

          5.     The Rights, if any, associated with the shares of Common Stock covered by the Registration Statement will be legally issued when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation of the Company authorizing the issuance and sale of such shares of Common Stock; and (v) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of the Common Stock.

          6.     Each series of Debt Securities will be legally issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the execution and delivery of the Indenture and the issuance and sale of such series of Debt Securities; (iv) the Indenture shall have been executed and delivered by the Company and the Trustee; and (v) such Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          7.     Each issue of Warrants will be legally issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a warrant agreement (the "Warrant Agreement") relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent and shall constitute a valid, binding and enforceable agreement of the Company and the warrant agent; (iv) the Company Board shall have duly adopted final resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (v) such Warrants shall have been duly executed and countersigned in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

          8.     The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts and/or Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly authorized, executed and delivered by the Company and shall constitute valid and binding agreements of the Company; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation of the Company (if applicable) authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units as contemplated by the Registration Statement; (v) any Common Stock, Preferred Stock, Debt Securities and/or debt obligations of third parties issued as a security for the relevant Stock Purchase Contract and/or as part of the relevant Stock Purchase Units are duly authorized and validly issued; and (vi) certificates representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

        For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Warrants, each issue of Common Stock and associated Rights, if any, each series of Preferred Stock, each issue of Depositary Shares and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of the Debt Securities, the form of Indenture will not have been modified or amended; and (iii) the Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, we have further assumed that the Indenture, each Warrant Agreement, each Deposit Agreement and each Stock Purchase Contract and/or Stock Purchase Unit will be governed by the laws of the State of New York.

        This opinion letter is limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                      Very truly yours,

                      /s/  SIDLEY AUSTIN BROWN & WOOD LLP

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  Exhibit 5.1